UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2005

ALLIED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (202) 331-1112

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 3, 2004, Allied Capital Corporation completed the sale of its portfolio of commercial mortgage-backed securities (CMBS) and collateralized debt obligation (CDO) bonds and preferred shares to affiliates of Caisse de dépôt et placement du Québec (the Caisse) for cash proceeds of approximately $976 million. CWCapital Investments LLC, an affiliate of the Caisse (CWCapital), will be responsible for managing these assets for the Caisse, including surveillance and special servicing.

     Specifically, on April 29, 2005, the parties and/or their affiliates entered into the following agreements pertaining to these transactions: (i) the real estate securities purchase agreement; (ii) the platform assets purchase agreement; (iii) the transition services agreement and (iv) a letter of intent related to the purchase of certain commercial mortgage loans and commercial real estate owned.

Real Estate Securities Purchase Agreement

     Allied Capital entered into a real estate securities purchase agreement with CDP Capital-Financing Inc. (CDP), an entity affiliated with the Caisse, pursuant to which CDP agreed to purchase all of Allied Capital’s CMBS and CDO investments. The aggregate consideration paid by CDP in connection with the purchase transaction was approximately $976 million.

     The real estate securities purchase agreement contains customary representations and warranties, and requires Allied Capital to indemnify CDP and its affiliates for certain liabilities arising under the real estate securities purchase agreement, subject to certain limitations and conditions.

Platform Assets Purchase Agreement

     Allied Capital entered into a platform assets purchase agreement with CWCapital pursuant to which CWCapital agreed to purchase certain operating and other assets, including servicer advances, intellectual property, software and other platform assets. The aggregate consideration payable by CWCapital in connection with the transaction is approximately $6.5 million, subject to certain adjustments. This transaction is expected to close by the end of the second quarter of 2005, subject to certain closing conditions.

     Under this agreement, Allied Capital and its affiliates agreed not to invest in CMBS and real estate-related CDOs and refrain from certain other real estate-related investing or servicing activities for a period of three years, subject to certain limitations.

     In addition, the platform assets purchase agreement contains customary representations and warranties, and requires Allied Capital to indemnify CWCapital and its affiliates for certain liabilities arising under the platform assets purchase agreement, subject to certain limitations and conditions.

Transition Services Agreement

     Allied Capital entered into a transition services agreement with CWCapital pursuant to which Allied Capital will provide certain transition services to CWCapital for a limited transition period. During the transition period, Allied Capital has agreed, among other things, to continue to act as servicer or special servicer with respect to the CMBS and CDO portfolio, and to use commercially reasonable efforts to continue to employ employees who were responsible for overseeing this portfolio. Allied Capital will be reimbursed for the direct costs and out-of-pocket expenses associated with servicing these assets under the transition services agreement.

Letter of Intent

     Allied Capital and CDP entered into a letter of intent pursuant to which the parties agreed to negotiate in good faith the terms of a definitive agreement relating to the sale of certain of Allied Capital’s commercial mortgage loans and commercial real estate owned. The letter of intent does not obligate either party to enter into such a definitive agreement and terminates on June 30, 2005.

Other

     The real estate securities purchase agreement and the platform assets purchase agreement contain customary representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing these agreements. While Allied Capital does not believe that the disclosure schedules contain information that securities laws require to be publicly disclosed, other than information that has already been disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached real estate securities purchase agreement and platform assets purchase agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Allied Capital’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of these agreements, which subsequent information may or may not be fully reflected in Allied Capital’s public disclosures.

     The foregoing description of the real estate securities purchase agreement, the platform assets purchase agreement and the transition services agreement is qualified in its entirety by reference to the full text of such agreements filed as Exhibits 2.1, 2.2 and 10.1 to this Form 8-K, respectively. A press release issued by Allied Capital announcing the transactions discussed herein was filed by Allied Capital with the SEC under cover of a Form 8-K on May 3, 2005.

ITEM. 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     The disclosure contained in Item 1.01 above relating to the real estate securities purchase agreement is incorporated in this Item 2.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     The financial information required by this item will be filed by an amendment to this Form 8-K not later than May 9, 2005 (which is within four business days of the date of the event described in Item 2.01 of this Form 8-K).

     (c) Exhibits.

Exhibit No.	Description

2.1	Real Estate Securities Purchase Agreement
2.2	Platform Assets Purchase Agreement
10.1	Transition Services Agreement
99.1	Press Release (Incorporated by reference to a Form 8-K filed by Allied Capital Corporation with the SEC on May 3, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	ALLIED CAPITAL ORPORATION

/s/ Penni F. Roll

Penni F. Roll
Chief Financial Officer